EXHIBIT 16(a)(4)

LETTER TO PARTICIPANTS IN THE EMPLOYEE STOCK OWNERSHIP PLAN OF KS BANK, INC.,

ALONG WITH CORRESPONDING INSTRUCTION CARD

(See attached)

January [    ], 2005

To:	Participants in the KS Bank, Inc.

Employee Stock Ownership Plan

Provisions of the KS Bank, Inc. Employee Stock Ownership Plan (the “ESOP”) entitle participants to instruct the trustees of the ESOP as to the voting of KS Bancorp, Inc. (the “Company”) common stock allocated to that participant’s account(s). Accordingly, please find enclosed a form of instruction card that will permit you to direct the trustees as to the voting of common stock allocated to your account(s) in the ESOP with respect to the proposals to be acted upon at the Special Meeting of Stockholders of KS Bancorp, Inc. to be held on February [    ], 2005.

We also are enclosing a copy of the Company’s Proxy Statement dated January [    ], 2005, unless you are being provided a copy as a record holder of the Company’s common stock.

Please promptly complete and sign the instruction card and return it in the enclosed envelope.

Thank you.

Very truly yours,

KS BANK, INC. EMPLOYEE STOCK OWNERSHIP PLAN

c/o KS BANCORP, INC.

1031 North Brightleaf Blvd.

Smithfield, North Carolina 27577

INSTRUCTIONS FOR THE VOTING OF KS BANCORP, INC. COMMON STOCK

The undersigned hereby instructs R. Harold Hinnant, Ralph Edward Scott, Jr., and Gordon C. Woodruff, as Trustees of the KS Bank, Inc. Employee Stock Ownership Plan (the “ESOP”), or any of them, to vote, in the manner specified on the reverse hereof, all of the shares of common stock of KS Bancorp, Inc. held by the ESOP and allocated to the account of the undersigned at the Special Meeting of Stockholders to be held at the offices of the Company at 1031 North Brightleaf Blvd., Smithfield, North Carolina, on February     , 2005, at             :                         .m., Eastern Standard Time, and at any and all adjournments thereof.

The undersigned acknowledges receipt from the Company prior to the execution of this instruction card of a Notice of Special Meeting of Stockholders and of a Proxy Statement dated January     , 2005.

NUMER OF SHARES ALLOCATED TO PARTICIPANT’S ACCOUNT IN ESOP:

PRINT NAME OF ACCOUNT HOLDER

SIGNATURE OF ACCOUNT HOLDER DATE

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

(CONTINUED FROM OTHER SIDE)

The Board of Directors of KS Bancorp, Inc. recommends a vote “FOR” the following proposals:

		FOR	AGAINST	ABSTAIN
1.	The approval of an amendment to the Company’s Articles of Incorporation to Effect a 1-for-200 reverse stock split followed immediately by a 250-for-1 forward stock split of the Company’s common stock.
		FOR	AGAINST	ABSTAIN
2.	The approval of an adjournment of the meeting to solicit additional proxies for approval of the proposed amendment to the Company’s Articles of Incorporation.

IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED INSTRUCTION CARD IS RETURNED, THE SHARES WILL BE VOTED “FOR” THE PROPOSALS ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THE TRUSTEES ARE AUTHORIZED TO VOTE IN THEIR BEST JUDGMENT UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.